UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2004

infoUSA INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle, Omaha Nebraska (Address of principal executive offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     infoUSA Inc. is providing the following forward-looking information relating to the first quarter of fiscal year 2004. In accordance with General Instruction B.2 of Form 8-K, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     The Company currently anticipates that its net sales for the quarter ended March 31, 2004, will meet or exceed the level that has been published by an outside research firm. The Company anticipates that its earnings per share will be at or near estimates for the same period as published by such outside research firm. The Company’s increased marketing and advertising expenditures are having positive impact on its long-term growth prospects.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc.
	By:	/s/Raj Das
Raj Das, Chief Financial Officer
Dated: March 18, 2004